SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (or Date of Earliest Event Reported): November 30, 2001



                              SWIFT ENERGY COMPANY
             (Exact name of Registrant as specified in its charter)


       TEXAS                      1-8754                         74-2073055
(State of incorporation       (Commission File Number)        (IRS Employer
or organization)                                             Identification No.)




                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                    (Address of principal executive offices)



                                 (281) 874-2700
                         (Registrant's telephone number)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)






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Item 2.   Acquisition or Disposition of Assets.

     On November 30, 2001, Swift Energy New Zealand Limited ("SENZ"), an indirect wholly-owned subsidiary of Swift Energy Company ("Swift"), signed a Limited Share Sale and Purchase Agreement (the "Agreement") with Southern Petroleum No Liability ("SPNL"), an affiliate of Shell [Petroleum Mining] Company Limited ("Shell PM"), a New Zealand corporation, to purchase all of the capital stock of Southern Petroleum (New Zealand) Exploration Limited ("Southern NZ"), a New Zealand corporation, for approximately US $55 million in cash.
Pursuant  to  the  Agreement,   Swift   guarantees  the  performance  of  SENZ's
obligations, and Energy Exploration NZ Limited, another Shell affiliate, guarantees the performance of SPNL's obligations. Swift will fund the acquisition by utilizing its available bank line of credit. The closing of the transaction is expected to occur in January 2002, subject to normal closing conditions.

     Swift will acquire Southern NZ's interests in four onshore producing oil and gas fields, hydrocarbon-processing facilities with excess capacity and pipelines connecting the fields and facilities with each other and with export terminals and markets. The fields and facilities are located in the Taranaki Basin, New Zealand. The oil facility, the Waihapa Production Station, has a capacity of over 15,000 barrels of oil per day for oil and condensate and 40 million cubic feet of natural gas per day for natural gas processing. Swift will acquire a 96.76% interest in four Petroleum Mining Licenses, collectively known as the TAWN properties, which include the Tariki Field, the Ahuroa Field, the Waihapa Field and the Ngaere Field. The net proved reserves of natural gas for these properties as of November 1, 2001 are estimated to be approximately 65.0 billion cubic feet of equivalent with 74% of the reserves being natural gas.

     Acquisition of Southern NZ will add proved producing properties and immediate increases in cash flow, along with significant facilities and infrastructure that will compliment production and development efforts in Swift's Rimu and Kauri areas. The interests in processing facilities, pipelines, and other physical property being acquired have been used by Southern NZ for the production of oil and gas, and Swift currently does not anticipate a change in use of these assets. SENZ will continue to produce and market natural gas liquids under existing contracts and, subject to contractual approvals, sell the natural gas produced from the TAWN properties under the terms of an existing agreement with Contact Energy Limited.

     In addition, SENZ proposes to enter into agreements with Shell PM with regard to oil storage facilities, hydrocarbon transportation, and crude oil marketing. SENZ and Shell PM also propose to enter into several strategic agreements with options to participate in future exploratory and development activity. These agreements are conditioned upon completion of the acquisition by SENZ of Southern NZ.

     This Form 8-K includes  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Swift believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties


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inherent  in  Swift's  business  are set forth in the  filings of Swift with the
Securities and Exchange Commission.

Item 7.   Financial Statements and Exhibits.

(a)       Financial statements of business acquired.

          Pursuant to Rule 305(b) of Regulation S-X, the financial statements of Southern NZ are not required to be included in this Form 8-K.

(b)       Pro Forma financial information.

          Pursuant to Article 11 of Regulation S-X, pro forma financial statements are not required to be included in this Form 8-K.

(c)       Exhibits.

           No.      Exhibit
           ---      -------

             2      Agreement  and Plan of  Merger  by and  among  Swift  Energy
                    Company, Swift Energy New Zealand Limited, Energy Exploration NZ Limited and Southern Petroleum No Liability, dated as of November 30, 2001. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Swift will furnish a supplemental copy of any omitted schedule or exhibit to the Commission upon request.)


















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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 17, 2001


                                            Swift Energy Company


                                            By: /s/ Bruce H. Vincent
                                               ---------------------------------
                                               Name:    Bruce H. Vincent
                                               Title:   Executive Vice President





























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                                  EXHIBIT INDEX


      Exhibit No.   Exhibit Description
      -----------   -------------------

           2        Agreement  and Plan of  Merger  by and  among  Swift  Energy
                    Company, Swift Energy New Zealand Limited, Energy Exploration NZ Limited and Southern Petroleum No Liability, dated as of November 30, 2001. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Swift will furnish a supplemental copy of any omitted schedule or exhibit to the Commission upon request.)

































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